Exhibit 10.1

          AMENDED AND RESTATED CREDIT FACILITY AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED CREDIT FACILITY AND SECURITY AGREEMENT is made effective as of the 25th day of July, 2002 by and among BANK ONE, NA, as successor in interest to and assignee of Bank One Cleveland, NA (with its main office located in Chicago, Illinois, and hereinafter referred to as "Lender"), with a place of business located at 611 Woodward Avenue, Detroit, Michigan 48226; CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P. O. Box 400, Winfield, Alabama 35594 (the "Continental Principal Place of Business"); and GOODMAN CONVEYOR COMPANY, a Delaware corporation ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P. O. Box 866, Belton, South Carolina 29627 (the "Goodman Principal Business Location") (each of "Continental" and "Goodman" being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").

                                   WITNESSETH:

         WHEREAS, pursuant to the terms of that certain Assumption and Modification Agreement by and between Borrowers and Lender dated as of March 7, 1997 ("Assumption"), the Borrowers assumed all of the Obligations of CONTINENTAL CONVEYOR & EQUIPMENT CO. L.P., formerly a limited partnership organized and existing under the laws of the State of Delaware, and GOODMAN CONVEYOR CO. L.P., formerly a limited partnership organized and existing under the laws of the State of Delaware (collectively, the "Original Borrowers") under that certain Credit Facility and Security Agreement by and among the Original Borrowers and Lender (and/or its predecessor Bank One Cleveland, N.A.) dated as of September 14, 1992, as amended by a certain First Amendment to Credit Facility and Security Agreement by and among the Original Borrowers and Lender executed on August 27, 1993; as further amended by a certain Second Amendatory Agreement by and among the Original Borrowers and Lender dated as of October 5, 1994; as further amended by a certain Consolidated Amendment No. 1 to Credit Facility and Security Agreement by and among the Original Borrowers and Lender dated as of July 28, 1995; as further amended by a certain Consolidated Amendment No. 2 to Credit Facility and Security Agreement by and among the Original Borrowers and Lender dated as of December 13, 1996; as further amended by a certain Third Amendatory Agreement to Credit Facility and Security Agreement by and among the Borrowers and Lender dated as of March 28, 1997; as further amended by a certain Fourth Amendatory Agreement by and among the Borrowers and Lender dated as of December, 1998; as further amended by a certain Fifth Amendatory Agreement by and among the Borrowers and Lender dated as of April 29, 1999; and as further amended by a certain Sixth Amendatory Agreement by and among the Borrowers and Lender dated as of March 28, 2000, as modified by a letter amendment dated as of March 25, 2002 (collectively, the "Original Loan Agreement"); and


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         WHEREAS, each Borrower desires, from time to time hereafter, to borrow from Lender, and Lender is willing and may, from time to time hereafter, be willing to make loans to each Borrower; and the Borrowers and the Lender have agreed to further amend and restate the Original Loan Agreement, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to either Borrower, the parties hereto hereby agree as follows:

1.       GENERAL

1.1 Defined Terms. When used herein, the following terms shall have the following meanings:

         Accounts - Shall have the meaning ascribed thereto by the UCC, together with all other debts, obligations and liabilities in whatever form, owing to such Borrower from any Account Debtor or other Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, however otherwise the same may have been established or created, all Supporting Obligations therefor, all right, title and interest of such Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, and all rights of an unpaid seller of merchandise or services.

         Account Debtor - Shall have the meaning ascribed thereto by the UCC.

         Affiliate - Each Borrower, each Subsidiary of Borrowers, or any other
Person:

                  (i) Which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, either Borrower;

                  (ii) Which owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) or more of the issued and outstanding stock of either Borrower; or

                  (iii) Ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by either Borrower.

         The term "Affiliate" shall also include any Shareholder, Director or Officer of Borrower or any subsidiary of Borrower.

         The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

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         Agency Account Agreement - The Agency Account Agreement by and among
Borrowers, Lender and AmSouth Bank, NA, as the same may be amended, modified and substituted, or any replacement Agency Account Agreement, together with any other or similar agreements with any third party financial institution wherever located, where Deposit Accounts of any kind or nature are held for the benefit of, or owned by, the Borrowers.

         Agency Account - Any Deposit Account held or maintained by a third party financial institution pursuant to the terms and provisions of an Agency Account Agreement.

         Agreement - This Amended and Restated Credit Facility and Security Agreement, as it may be amended from time to time pursuant to Section 13.1 hereof.

         Appraisals - Collectively, the appraisals to be provided from time to time to Lender by an appraiser acceptable to Lender relating to the Collateral consisting of machinery and equipment of Borrowers and the Real Property.

         Assumption - as defined in the Recitals of this Agreement.

         Bankruptcy Laws - All statutes, rules, regulations and other forms of law, federal, state or otherwise, including, without limitation, the provisions of Title 11 of the United States Code, as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

         Base Rate - The Lender's Prime Rate for commercial loans, as in effect from time to time, or such other designation announced by Lender in replacement of such Prime Rate for commercial loans, which in either instance may not necessarily be the most favorable or lowest or best rate offered by Lender.

         Capital Expenditures - Amounts expended or which either Borrower becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (i) for the acquisition, construction or installation of properties that are to be included as fixed assets on either Borrower's books, (ii) for the lease of any property that would be capitalized under GAAP, (iii) for the incurrence of any other capitalized cost, or (iv) for any additions to or replacements of any of the foregoing.

         Capitalized Lease Obligations - The amount of a Person's obligations under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

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         Cash Collateral Account - A commercial deposit account designated "cash collateral account" maintained by each Borrower with Lender, without liability by Lender to pay interest thereon, from which Cash Collateral Account Lender shall have the exclusive right to withdraw funds until all Obligations are paid, performed, satisfied, enforced and observed in full.

         Collateral - All assets and personal property of the Borrowers (whether the same may constitute Fixed Collateral, Revolving Collateral, or otherwise) including without limitation the following, whether now existing or hereafter arising, in which Borrower now has or may hereafter acquire any interest (including but not limited to any leasehold interest), wherever the same may be located:

        (a) all Accounts, Inventory, Goods, Equipment, Fixtures, Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, Letter of Credit Rights, Investment Property, and General Intangibles (including payment intangibles);

        (b) all bank or other Deposit Accounts owned by or maintained by or on behalf of Borrower, and all present and future funds on deposit therein;

        (c) all substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above;

        (d) all certificates of title and certificates of origin or manufacturer's statements of origin relating to any of the foregoing;

        (e) all returned or repossessed Inventory, Goods, Equipment and/or Fixtures arising from or relating to any Accounts;

        (f)   all Supporting Obligations for any of the foregoing;

        (g) to the extent not listed above as original collateral, all proceeds and products of any of the foregoing; and

        (h) all recorded data of any type, including ledger sheets, files, records, documents, and instruments (including, but not limited to, computer programs, tapes and related electronic media and data processing software) evidencing an interest in or relating to the above.

Notwithstanding the foregoing, the term "Collateral" does not include any of the foregoing assets located at, or owned by, the Borrowers' non-US Subsidiaries.

         Collateral Location - The Continental Principal Business Location as to Continental, and the Goodman Principal Business Location as to Goodman, and such other locations as may be identified on Exhibit B attached hereto, if any, together with such other locations at which any Collateral consisting of tangible personal property may be located provided Lender has, in writing, approved and designated such location as a Collateral Location hereunder, subject to any conditions which Lender may reasonably designate and provided:

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                (i)  Such location is a location as to which  Borrowers  give
         Lender prior written notice at least forty-five (45) days prior to using such location: and

                (ii)  Such location is located within the United States of
         America: and

                (iii) If required by law to perfect Lender's security interest therein, each Borrower has executed and delivered to Lender appropriate financing statements with respect to the Collateral located at such location showing Borrowers as debtor and Lender as-secured party: and

                  (iv) A search of all filings made against Borrowers or such Collateral in the jurisdiction in which the location is located, made after the filing of the financing statements referred to in (iii) above, confirms that the Lender's security interest in the Collateral at such location constitutes a first priority Lien on such Collateral (subject to any Permitted Liens); and

                  (v) Lender has obtained a written acknowledgment and lien waiver in favor of Lender from each lessor, mortgagee, bailee, warehouseman or similar Person who may, by operation of law or otherwise, have any Lien in or upon such Collateral at such location, in such form and containing such assurances as may be requested by Lender.

         Commitment Fee - As defined in Section 2.8 of this Agreement.

         Contingent Obligation - Any agreement, undertaking or arrangement by which a Person assumes, guaranties, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable (whether directly or indirectly) upon, any dividend, obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. The Borrower's Contingent Obligations hereunder shall include, but not be limited to, any and all guaranties by Borrower of any part or all of the bond, trust indenture or other indebtedness of Global. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount or if there is no fixed or determinable amount, either
(x) if a maximum amount is guaranteed, the maximum amount, or (y) if there is no maximum amount the amount of the obligation that is so guarantied or supported. To the extent not included within the foregoing, a Contingent Obligation shall also include all contingent liabilities required (or which, upon the creation or incurring thereof would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP, including Statement No. 5 of the Financial Accounting Standards Board.

         Contract Rate - A fixed rate of seven and four hundred forty-five thousandths of one percent (7.445%).

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         Credit Documents - (i) this Agreement, (ii) the Notes, (iii) the Deeds of Trust and/or Open-End Mortgage Deeds and Security Agreements with respect to the Real Property previously and hereafter filed or recorded, (iv) the Environmental Inspection Easements with respect to the Real Property, (v) the Environmental Indemnity Agreement with respect to the Real Property, (vi) the UCC-1 Financing Statements previously or hereafter filed or recorded, (vii) the Agency Account Agreements of AmSouth Bank, (viii) the Assumption, (ix) the Global Guaranty by Global and all prior acknowledgments and consents by Global,
(x) and any and all Credit Documents executed in connection with the Original Loan Agreement and all other agreements, instruments, notes and documents previously or hereafter executed by Borrowers, Guarantor or any other Person and/or delivered to Lender in respect of the transactions contemplated by this Agreement or the Original Loan Agreement, in each instance as amended from time to time.

         Debt Instruments - Any contract, agreement, instrument or other document or arrangement under which either Borrower has (i) any indebtedness, obligation or liability (including, without limitation, any contingent liability under any Guaranty) for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing or (ii) the right or obligation to incur any such indebtedness, obligation or liability.

         Default Rate - A fluctuating rate of interest equal to two percentage points (2.0%) above (i) the rate of interest set forth in the applicable Note for obligations evidenced by a Note and (ii) above the Contract Rate for Obligations not evidenced by a Note.

         Deposit Account - Shall have the meaning ascribed thereto by the UCC.

         Depository Bank - As defined in Section 5.2(A) of this Agreement.

         Distribution - In respect of a Borrower means:

                  (i) The payment of any dividends or other distributions, whether in cash, by transfer of property or otherwise, to or for the benefit of any shareholder or stockholder or Affiliate of such Borrower;

                  (ii) The redemption or acquisition of any Securities of such Borrower; and

                  (iii) The payment of any Management Fees.

         Eligible Accounts - Accounts of each Borrower to the extent arising out of the completed bona fide sale or lease of goods or rendition of services by such Borrower in the ordinary course of such Borrower's business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, subject to Lender's perfected security interest and no other Lien or security interest, and for a liquidated amount maturing as stated in an invoice or other documentary evidence relating thereto which has been furnished, and is in form reasonably satisfactory, to Lender, provided, that, unless Lender otherwise agrees, no such Account shall be an Eligible Account if:

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                  (i) It arises  out of a sale made by such  Borrower  to an
         Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower: or

                  (ii) It is due or unpaid more than ninety (90) days after the invoice date thereof; or

                  (iii) Fifty percent (50%) or more of the aggregate Accounts (determined on the basis of the aggregate dollar amount thereof) payable by the Account Debtor thereof are at that time not otherwise deemed Eligible Accounts hereunder; or

                  (iv) The Account Debtor claims any right of credit, allowance or adjustment with respect to such Account by the Account Debtor, except a discount allowed for prompt payment, or such Account is otherwise disputed or contingent in any respect; or

                  (v) The Account Debtor has returned any of the goods from the sale of which the Account arose; or

                  (vi) There exist any facts, events or circumstances which in any way impair the validity, collectability or enforcement of such Account or would tend to reduce the amount payable thereunder from the face value of the invoice related thereto; or

                  (vii) The Account Debtor is also such Borrower's creditor or supplier or the Account otherwise is or may become subject to any right of offset by the Account Debtor; or

                  (viii) The Account Debtor has commenced a voluntary case under any Bankruptcy Laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any Bankruptcy Laws or any other petition or other application for relief under any Bankruptcy Laws has been filed against the Account Debtor, or the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) The sale is to an Account Debtor outside the United States unless the sale is on letter of credit, guaranty, or acceptance terms, in each case acceptable to Lender in its reasonable judgment; or

                  (x) The sale to the Account Debtor is on a bill-and-hold (unless otherwise permitted by Lender on a case-by-case basis), guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; or

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                  (xi) Lender reasonably believes that collection of such
         Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                  (xii) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended; or

                  (xiii) The goods giving rise to such Account have not been shipped and delivered to and received by the Account Debtor or the services giving rise to such Account have not been fully performed by such Borrower and received by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) The Account, when added to the aggregate balance of all other Accounts of the Account Debtor, exceeds a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit; or

                  (xv) Lender otherwise reasonably deems such Account to be ineligible or that such Account or the Account Debtor is unsatisfactory in any reasonable respect.

         Eligible Inventory - Such Inventory, subject to Lender's perfected security interest and no other Lien, consisting of raw materials and finished goods owned by such Borrower and located at a Collateral Location which, in Lender's reasonable opinion, is in good and saleable condition and not obsolete or unmerchantable and which Lender, in its reasonable credit judgment, deems to be Eligible Inventory, based on such credit and collateral considerations as Lender may deem appropriate. Inventory shall not be Eligible Inventory to the extent it consists of work-in-process, spare parts, property used in packaging or shipping of Inventory, or Inventory of a like use or character to the foregoing or otherwise to the extent such Inventory does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

         ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         Event of Default - As defined in Section 11.1 of this Agreement.

         Financial Statements - The audited annual financial statements of each of Continental and Goodman for their respective fiscal years ending December 31, 2001 and the balance sheet(s) of each of Continental and Goodman as of June 30, 2002 and the related statements of income for the fiscal period (s) then ended, copies of which are attached hereto as Exhibit G-1.

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         Fixed Collateral - All fixed assets of each Borrower including, without limitation, all Real Property, machinery, equipment, furniture, furnishings, fixtures, tools, dies, molds, parts, material handling equipment, supplies and motor vehicles (titled and untitled) of every kind and description, now or hereafter owned by either Borrower, or in which either Borrower may have or may hereafter acquire any interest, wheresoever located, including, without limitation, the items of Fixed Collateral described in Exhibit H attached to this Agreement.

         GAAP - Generally accepted accounting principles, consistently applied.

         Global - Continental Global Group, Inc., a Delaware corporation and sole shareholder of each Borrower.

         Global Guaranty - The Guaranty of Global of even date herewith pursuant to which Global has guaranteed all of the Obligations of Borrowers.

         Guaranty - All obligations of any Person (the "guarantor") which guarantee, or in effect guarantee, or assure the payment of, or performance with respect to, any indebtedness, liability, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including but not limited to, obligations incurred by such guarantor through an agreement, contingent or otherwise:

                  (i) To purchase such indebtedness, liability or obligation or any Collateral or assets constituting security therefor; or

                  (ii) To advance or supply funds:

                           (a) For the purchase or payment of such indebtedness,
                  liability or obligation, or

                           (b) To maintain working capital or other balance
                  sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness, liability or obligations; or

                  (iii) To lease, purchase or pledge any Security or other property (whether real or personal, tangible or intangible, now owned or hereafter acquired) or services primarily for the purpose of assuring the owner of such indebtedness, liability or obligation of the ability of the primary obligor to make payment of the indebtedness, liability or obligations; or

                  (iv) Otherwise to assure the owner of the indebtedness, liability or obligation of the primary obligor against loss in respect thereof.

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         Indebtedness - Without duplication, any Person's, (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price or acquisition price of property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person's business payable in accordance with customary practices), (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (iv) obligations which are evidence by notes, acceptances, or other instruments to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (iv) Rate Hedging Obligations, (v) Capitalized Lease Obligations or any conditional sales contract or other title retention agreement with respect to any assets of any kind used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (vi) all obligations in respect of Letters of Credit, whether drawn or undrawn, contingent, standby or otherwise, (vii) all liability by way of endorsements (other than for collection or deposit in the ordinary course of business), (viii) all Off-Balance Sheet Liabilities, (ix) Contingent Obligations with respect to any of the foregoing to the extent (and only to the extent) that
(1) such Contingent Obligation relates to other Indebtedness that is not consolidated Indebtedness of the Borrower, and (2) the other Indebtedness to which such Contingent Obligation relates is outstanding and then only as to principal or like amounts actually borrowed, due, payable or drawn, as the case may be, and (x) other items which in accordance with GAAP are classified as a liability on a balance sheet (excluding all accounts payable in the ordinary course of business so long as payment therefore is due within one year).

         Inventory - shall have the meaning ascribed thereto by the UCC.

         Letter of Credit Accommodations - Any letter of credit, merchandise purchase or other guarantees which are from time to time either (i) issued or opened by Lender for the account of any Borrower or Subsidiary of any Borrower; or (ii) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower, or any Subsidiary of a Borrower, of its or their obligations to such issuer.

         Lien - Any interest in property (whether real or personal, tangible or intangible, now owned or hereafter acquired) securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, trust receipt or lease, consignment or bailment for security purposes.

         Loans - the Revolving Loan and the Term Loan, collectively.

         Loan Account - An account maintained by Lender on its books, which shall evidence all advances under the Revolving Loan and Term Loan, interest thereon, other amounts due Lender with respect to the Revolving Loan and Term Loan, and all payments thereof by either Borrower.

         Lockbox - As defined in Section 5.2 (B) of this Agreement.

         Management Fees - Management fees and other similar type fees paid by a Borrower to Nesco, Inc. or an affiliate of Nesco, Inc.

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         Material Adverse Effect - As to any events, occurrences or conditions, if the result thereof would, either singly or in the aggregate, have a material and adverse effect on (i) either Borrower's assets, business, operations or condition (financial or otherwise), (ii) either Borrower's ability to repay the obligations, or (iii) Lender's Lien on the Collateral or the priority thereof.

         Material Agreements - Those contracts, agreements, documents or other arrangements required to be disclosed under the provisions of Section 7.1(C) of this Agreement.

         Maximum Revolver Amount - As defined in Section 2.4 (B) of this Agreement.

         Net Income - The net income of each Borrower determined in accordance with GAAP, provided, that in determining the same, there shall not be included in gross revenues any earnings (i) properly attributable to the assets and business of any Person acquired by said Borrower which were earned prior to the date of such acquisition, (ii) relating to extraordinary accounting adjustments or non-recurring items of income and, provided further, that the same shall be net of all interest expenses, taxes, depreciation and amortization expenses and any Tax Distributions made or Management Fees paid by said Borrower.

         Notes - The Revolving Note and the Term Note A, and any other promissory note or other instrument evidencing the Borrowers' obligation to repay any Obligations.

         Obligations - All debts, liabilities and obligations of either Borrower to Lender under this Agreement and also any and all other debts, liabilities and obligations of either Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of either Borrower to Lender under any Guaranty, Letter of Credit Accommodation or of either Borrower to any other Person which Lender may have obtained by assignment or otherwise and all interest, fees, charges and expenses which at any time may be payable by either Borrower to Lender.


         Off-Balance Sheet Liability - (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.

         Pension Plan - Any pension plan, retirement payment plan, profit-sharing plan, defined benefit or contribution plan or "employee pension benefit plan" as defined in Section 3(2) of ERISA.

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         Permitted Indebtedness - As defined in Section 8.2(C) of this
Agreement.

         Permitted Liens - As defined in Section 8.2(G) of this Agreement.

         Person - An individual, partnership (limited or general), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Prime Rate - The interest rate established from time to time by Lender as the Lender's Prime Rate, whether or not publicly announced, which may not necessarily be the most favorable or lowest or best rate offered by Lender.

         Projections - A proforma consolidated opening balance sheet of Borrowers and proforma consolidated three (3) year projected balance sheet, income statement and statement of cash flows for the Borrowers, copies of which are attached hereto as Exhibit G-2.

         Rate Hedging Obligations - Any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, and forward commodity price options, puts, warrants and those commonly known as commodity "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         Real Property - All of the real property now owned or hereafter acquired by the Borrowers, including, without limitation, the real property of Borrowers, together with all improvements and fixtures and appurtenant rights, at the following locations: (i) 438 Industrial Drive, Winfield, Alabama;
(ii) State Rt. 114, Salyersville, Kentucky; (iii) U.S. Highway 178, Belton S.C.;
(iv) 129 East Enterprise Dr., Pueblo West, Colorado.

         Reserve Amount - As of any date of determination, the amounts that Lender in its sole discretion may from time to time establish in determining the borrowing base (as described in Section 2.4, below) based on such credit and collateral considerations as Lender deems appropriate from time to time, based on market conditions, or to reflect contingencies or risks which may affect any or all of the Collateral, the business, operations, financial condition or business prospects of Borrowers, or the security of the Loans.

         Restricted Investment - As defined in Section 8.2(R) of this Agreement.

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

         Revolving Collateral - All of each Borrower's

                  (i)  Inventory;

                  (ii) contract rights and general intangibles, including, without limitation, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, and deposit accounts whether now owned or hereafter created or acquired;

                  (iii) Accounts, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created; and

                  (iv) documents, warehouse receipts, instruments and chattel paper, whether now owned or hereafter created.

         Revolving Loan - As defined in Section 2.4 of this Agreement.

         Revolving Note - The Amended and Restated Replacement Promissory Note (Revolving Loan) to be executed by Borrowers in form attached as Exhibit C to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to Section 2.4 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         Security - As defined in Section 2(1) of the Securities Act of 1933 as amended.

         Senior Note - As defined in Section 11.1(O) of this Agreement.

         Senior Note Obligations - As defined in Section 11.1(O) of this Agreement.

         Stockholder's Equity - At any time, the aggregate of Subordinated Debt plus the sum of the following amounts set forth in a balance sheet of Borrowers, prepared in accordance with GAAP:

        (i)    the par or stated value of all outstanding capital stock; and

        (ii)   capital surplus; and

        (iii)  retained earnings.

         Subordinated Debt - Such Indebtedness that is subordinated and junior in right of payment to the Obligations to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender.

         Subsidiary - Any corporation of which more than 50% of the Voting Stock is at any time, directly or indirectly, owned by either Borrower and/or one or more Subsidiaries.

         Tangible Net Worth - At any time, the Stockholder's Equity of the Borrowers' assets, plus deferred income tax payable and Subordinated Debt of the Borrowers, less the sum of:

                  (i) any surplus resulting from any write-up subsequent to December 31, 2000 of assets of the Borrowers or assets acquired by the Borrowers; and

                  (ii) goodwill, including any amounts, however designated on a balance sheet of the Borrowers, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrowers; and

                  (iii) the book value of proprietary rights, intellectual property and intangibles of the Borrowers, including all patents, trademarks, trade names and copyrights; and

                  (iv) any amount at which stock, treasury stock or other equity interests of the Borrowers appear as assets on Borrowers' balance sheets; and

                  (v) loans and advances to Affiliates or to partners, officers or employees of either Borrower or the partners, stockholders, directors, officers or employees of any Affiliate; and

                  (vi) Affiliate Accounts receivable; and

                  (vii) deferred expenses of Borrower.

         Term Loan A - As defined in Section 2.1 of this Agreement.


         Term Note A - The term promissory note to be executed by Borrowers in the form attached as Exhibit D to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Term Loan A made by Lender pursuant to Section 2.1 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

         UCC - The Uniform Commercial Code as adopted and in force in the State of Ohio, or to the extent required by the Uniform Commercial Code of Ohio the Uniform Commercial Code of any other State where Collateral is located, all as the same may be amended from time to time.

         Voting Stock - Securities of any class or classes of a corporation that, at the time of reference thereto, entitle the holders to elect corporate directors.

         Working Capital - The excess of Borrowers' consolidated combined aggregate current assets over aggregate current liabilities, each as determined in accordance with GAAP, and excluding from the calculation thereof the outstanding principal balance of the Revolving Loan to the extent reflected as a current liability.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not otherwise specifically defined shall have the meanings customarily given them in accordance with GAAP.

1.3 Other Terms/UCC Definitions. All other terms contained in this Agreement, including but not limited to the terms "Chattel Paper", "Electronic Chattel Paper", "Documents", "Equipment", "Fixtures", "General Intangibles", "Payment Intangibles"), "Goods", "Instruments", "Investment Property", "Letter of Credit Rights", and "Supporting Obligations", shall have the meanings ascribed thereto by the UCC as adopted in the State of Ohio. Notwithstanding any provision herein or in the Credit Documents to the contrary, in the event that any term defined or used in this Agreement shall also be defined under the UCC, and the definition under the UCC shall provide the Lender with greater or more expansive rights or remedies, the definition under the UCC shall, at the option of the Lender, govern and control.

1.4 Use of Plural Form. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2.       LOANS AND ADVANCES

         Subject to the terms and conditions of this Agreement, and each of the other Credit Documents, and otherwise provided that no loan advances need be made by Lender if, at the date of any request for a loan advance hereunder by either Borrower, or as a result of such loan advance, an Event of Default, or event or condition which, with notice, lapse of time or both, would constitute an Event of Default, then exists, Lender will provide the credit facility described in this Section 2 for the account of Borrowers.

2.1      Term Loan A.

         (A) Lender has previously made and will continue a term loan (Term Loan
A) to Borrowers in the original principal amount of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00). Term Loan A shall be subject to repayment in accordance with, and bear interest as provided in Section 2.1(B) of this Agreement, and shall otherwise be evidenced by, and repayable in accordance with the Term Note A.

         (B)  Payment Terms of Term Loan A.

                  (i) Interest. Term Loan A shall bear interest on the unpaid principal balance until the date paid at a floating rate per annum equal to the Contract Rate, such interest being payable monthly on the 1st day of each month, commencing June 1, 1999 and at maturity. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

                  (ii) Monthly Principal and Interest Installments. Subject otherwise to the terms and provisions of Term Note A, monthly installments of principal of and interest on Term Loan A shall be payable in fifty-nine (59) consecutive monthly installments of Fourteen Thousand Seven Hundred Eighty-Two and 23/100 Dollars ($14,782.23) each, commencing June 1, 1999, and continuing on the 1st day of each month thereafter and a final installment of One Million Two Hundred Fifty-Five Thousand Three Hundred Thirty-Six and 27/100 Dollars ($1,255,336.27) on June 30, 2004.

                  (iii) Balance Due. Lender and Borrowers agree that the unpaid principal balance due under Term Loan A and Term Note A as of July 1, 2002 is One Million Three Hundred Ninety-Nine Thousand One Hundred Ninety-Nine and 49/100 Dollars ($1,399,199.49).

2.2      [Intentionally Deleted].

2.3      [Intentionally Deleted].

2.4      Revolving Loan.

         (A) Revolving Loan. Subject at all times to the terms hereof, the Lender may, in its sole discretion, until June 30, 2003, make such loans to each Borrower as from time to time such Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of each Borrower's respective Eligible Inventory and Eligible Accounts. Such advances are anticipated to be repaid by Borrowers and thereafter readvanced by Lender without any premiums or penalty therefor. Subject to the provisions of Subsection (B) of this Section 2.4, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of (1) the Maximum Revolver Amount; or (2) the sum of (a) Eighty-Five percent (85%) of the unpaid face amount of each Borrower's respective Eligible Accounts (or such other percentages of each Borrower's Eligible Accounts as may from time to time be fixed by the Lender upon notice to Borrowers) plus (b) the lesser of (i) Fifty-five percent (55%) of the cost or market value, whichever is lower, determined on a first-in, first-out basis, of each Borrower's respective Eligible Inventory located at the Continental Collateral Location or Goodman Collateral Location (or such other percentages of each Borrower's respective Eligible Inventory as may from time to time be fixed by the Lender upon notice to the Borrowers) or (ii) Twelve Million and No/100 Dollars ($12,000,000) (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrowers), subject to adjustment as hereinafter set forth; less
(c) any Reserve Amount. Lender reserves the right to modify the advance rates as set forth in (2)(a), (2)(b)(i) and (2)(c) above in its sole discretion at any time upon thirty (30) day prior written notice. Notwithstanding any provision in this Agreement to the contrary, Borrowers acknowledge and agree that Lender's obligations to make Revolving Loan advances under this Agreement shall be discretionary and that Lender may decline to make Revolving Loan advances in its sole discretion.

         (B) Maximum Borrowings Available Under the Revolving Loan. Notwithstanding anything to the contrary contained in this Section 2.4, at no time shall the aggregate loans and advances outstanding to the Borrowers at any time under the Revolving Loan exceed: (i) Twenty Six Million Dollars ($26,000,000) ("Maximum Revolver Amount"); less (ii) the face amount of any Letter of Credit Accommodations issued by Lender on behalf of Borrowers or any Subsidiary. Notwithstanding anything to the contrary contained in this Section 2.4, at no time shall the aggregate loans and advances outstanding to Continental at any time under the Revolving Loan exceed an amount equal to the lesser of: (i) that which is permitted on the basis of the advance rate percentages set forth in Section 2.4(A)(2)(a) and (2)(b)(i) above as the same are applied to Continental; or (ii) Twenty Three Million Dollars ($23,000,000). Notwithstanding anything to the contrary contained in this Section 2.4, at no time shall the aggregate loans and advances outstanding to Goodman at any time under the Revolving Loan exceed an amount equal to the lesser of: (i) that which is permitted on the basis of the advance rate percentages set forth in Section 2.4(A)(2)(a) and (2)(b)(i) above as the same are applied to Goodman; or (ii) Three Million Dollars ($3,000,000).

         (C) Payment. The Revolving Loan shall be payable on June 30, 2003, and bear interest as provided in Section 2.4(E) of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, as amended from time to time, but in the absence of such revolving promissory note shall be evidenced by the Lender's record of disbursements and repayments.

         (D) Availability. Borrowers shall provide to Lender daily borrowing certificates in the form attached as Exhibit A or in such other form as required by Lender, detailing all Eligible Accounts, Eligible Inventory, outstanding Revolving Loans, availability under the Revolving Loan and such other information as requested by Lender, and confirming that no Event of Default has occurred or is continuing; and such certificate shall be signed and certified by an officer of Borrowers. Lender shall not be obligated to make and Borrowers shall not be entitled to receive any loans under this Section 2.4 at any time when Borrowers are not in full compliance with Section 8.1(Q) of this Loan Agreement and there shall not be full compliance by Borrower with respect to the operating income of Global, as defined in and in accordance with Section 8.1(T) of this Loan Agreement.

         (E) Interest on the Revolving Loan. The Revolving Loan shall bear interest on the unpaid principal balance from time to time outstanding until the date paid at a rate per annum equal to the Base Rate, such interest being payable monthly in arrears on the 1st day of each month, commencing February 1, 2002 and at maturity. Any increase or decrease in the interest rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

         (F) Optional Charge Against the Revolving Loan. To the extent Borrowers do not remit, when due, any payments of interest or, in the case of loans other than the Revolving Loan, any payment of principal, or any other payment required to be made by Borrowers to the Lender pursuant to the terms of any of the Credit Documents, the Lender may, at its option, make such payment by increasing the outstanding principal balance of the Revolving Loan in order to prevent such amount from becoming past due, but it is expressly acknowledged and agreed that Lender shall be under no obligation to do so.

         (G) Loan Account. Lender shall debit to the Loan Account the amount of each advance under the Revolving Loan, all interest on the Revolving Loan and the amount of all other compensation or fees payable to Lender in respect of the Revolving Loan and shall credit to the Loan Account the amount of each payment of principal and interest on the Revolving Loan and the amount of all payments of any other amounts payable under the Revolving Loan by appropriate entries. Any accounting rendered by the Lender to the Borrowers shall be deemed correct and conclusively binding upon the Borrowers, except for manifest errors, unless the Borrowers notify the Lender by certified mail, return receipt requested, within five (5) business days after the date when each such accounting is delivered to the Borrowers.

2.5      Letters of Credit Accommodations.

         (A) Subject to, and upon the terms and conditions contained herein, at the request of either Borrower, as the case may be, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower pursuant to Section 2.4.

         (B) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to one and 1/4 percent (1.25%) per annum on the daily outstanding commitments for the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of each Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

         (C) No Letter of Credit Accommodations shall be available to a Borrower unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to such Borrower (subject to the applicable Maximum Revolver Amount and the limitations set forth in Section 2.4(B)), are equal to or greater than an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation to a Borrower, the amount of Revolving Loans which might otherwise be available to such Borrower shall be reduced by the applicable amount set forth in this Section 2.5(C).

         (D) Except in Lender's discretion, the amount of all of Borrowers' outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed Three Million Dollars ($3,000,000). At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, each Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any of its Letter of Credit Accommodations or furnish cash collateral to Lender for its Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to such Borrower shall not be reduced as provided in Section 2.5(C) to the extent of such cash collateral.

         (E) Borrowers shall jointly and severally indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed the applicable Borrower's agent. Borrowers assume all risks for, and agree on a joint and several basis to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.5(E) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

         (F) Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower. Lender shall have the sole and exclusive right and authority to, and no Borrower shall: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at any time, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

         (G) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by the applicable Borrower to Lender and to apply in all respects to such Borrower.

2.6 All Advances to Constitute One Loan. Term Loan A, the Revolving Loan, the Letter of Credit Accommodating, the Obligations and all other sums owed by Borrowers to Lender under this Agreement, whether or not evidenced by the Notes, shall constitute one obligation of Borrowers, secured by Lender's lien on and security interest in all of the Collateral. Borrowers shall jointly and severally be liable to Lender for all obligations hereunder, regardless of whether such Obligations arise as a result of advances made directly to Borrowers, it being stipulated and agreed that all monies advanced by Lender hereunder inure to the benefit of each Borrower, and that Lender is relying on the liability of each Borrower in extending credit and otherwise making advances hereunder.

2.7      Closing Fees.

         (A) Waiver Fee. Lender acknowledges that the Borrowers have heretofore paid a waiver fee of Twenty Thousand Dollars. ($20,000).

2.8 Commitment Fee. Borrowers shall, jointly and severally, pay to Lender on the date hereof and on each succeeding June 30 thereafter (provided no such fee shall be taken on June 30, 2003 unless the maturity of the Revolving Loan is extended beyond said date), a commitment fee (the "Commitment Fee") of Twenty-five (25) basis points on the amount of the highest Maximum Revolver Amount in effect during the preceding 12 month period pursuant to Section 2.4(A) of this Agreement, whether the Borrowers shall be entitled to request such amount pursuant to Section 2.4(A) of this Agreement or not.

2.9 Unused Line Fee. Borrowers shall, jointly and severally, pay to Lender an Unused Line Fee in respect of the Revolving Loan payable quarterly in arrears, beginning on the first day of October, 2002, and continuing on the first day of each calendar quarter (January, April, July and October) thereafter. "Unused Line Fee" means a fee equal to the quotient of (Y) the product of (i)Twenty-five (25) basis points, multiplied by (ii) the sum of
(A) the highest Maximum Revolver Amount in effect during the preceding quarter under the Revolving Loan pursuant to Section 2.4(A) of this Agreement, whether the Borrowers shall be entitled to request such amount pursuant to Section 2.4(A) of this Agreement or not, minus (B) the average principal balance of the Revolving Loan for the period of calculation, minus (C) the average stated amount of letters of credit issued by the Lender hereunder and outstanding during the period of calculation, divided by (Z) four (4).

2.10 Effect of Amendment and Restatement. Upon the execution and delivery of this Agreement, the indebtedness, liabilities and obligations of each Borrower previously governed under the Original Loan Agreement shall continue in full force and effect, but shall be governed by the terms and condition set forth in this Agreement. In furtherance of the preceding sentence, each "Revolving Loan", each "Term Loan" and each "Letter of Credit Accommodation" made under, and as each term is defined in, the Original Loan Agreement, shall be a revolving Loan, Term Loan, or Letter of Credit Accommodation, as applicable, hereunder, in each case for the account of the applicable Borrower. All indebtedness, liabilities and obligations of each Borrower incurred under the Original Loan Agreement, together with any and all additional Obligations (whether incurred by Borrowers hereunder, under any of the other Credit Documents, or otherwise) shall be and shall continue to be secured by all of the assets and Collateral of each Borrower, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Credit Documents and this Agreement. The execution and delivery of this Agreement shall not constitute a novation, waiver, accord and satisfaction or repayment of indebtedness, liabilities and obligations of Borrowers outstanding under the Original Credit Agreement or the Credit Documents thereunder. Notwithstanding anything to the contrary herein or in the Credit Documents, Lender shall not have any obligation to make any Loans to, or Letter of Credit Accommodations for the account of, Global, any Guarantor or any Subsidiary or Affiliate. Borrowers hereby reaffirm their obligations under the Assumption and hereby covenant and agree to perform all of the obligations of the Original Borrowers under the original Credit Documents.

3.       DEFAULT INTEREST

Upon and after the occurrence of an Event of Default, and during the continuation thereof, unless Lender otherwise agrees, the Obligations shall bear interest, calculated daily on the basis of a three hundred and sixty (360) day year, for the actual days elapsed, at the Default Rate.

4.       COLLATERAL; GENERAL TERMS

         4.1 Grant and Reaffirmation of Grant of Security Interest. To secure the prompt payment and performance of the Obligations, each Borrower hereby grants to Lender, and hereby reaffirms any grant pursuant to the Original Loan Agreement and the Credit Documents executed in connection with the Original Loan Agreement of, a continuing security interest in and to all of the:

         (A) Collateral;

         (B) Any and all deposits or other sums at any time credited by or due from Lender to such Borrower, whether in a Deposit Account (including but not limited to any Agency Account or Cash Collateral Account) or other account, together with any and all policies and certificates of insurance, cash or other property, and the proceeds of each of the foregoing, to the extent owned by the Borrower or in which such Borrower has an interest and which now or hereafter are at any time in the possession or control of the Lender or in transit by mail or carrier to or from Lender or in the possession of any Person acting on Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of such Borrower with, and any claims of such Borrower against, Lender;

         (C) All accessions to, substitutions for and all replacements, products and proceeds of the property described in Subsections (A) and (B) above, including, without limitation, proceeds of insurance policies insuring such property; and

         (D) All books, records and other property (including without limitation, credit files, programs, printouts and other materials and records) of such Borrower pertaining to any of the property described in Subsections (A),
(B) or (C) above. It is acknowledged and agreed that the Obligations shall be secured by a first priority lien on and security interest in the Collateral.

         (E) The security interest and lien by Borrowers to Lender with respect to the Real Property shall be evidenced and perfected by the existing Deeds of Trust and/or Mortgages recorded with respect to the Real Property, together with the recording of additional Deeds of Trust and/or Mortgages so that such liens shall be a first and second priority perfected liens against each parcel of Real Property. At closing, Lender may obtain, at Borrower's expense, appropriate endorsements to existing policies, insuring the existing Deeds of Trust and/or mortgages. Borrower shall also deliver or cause to be delivered to Lender such affidavits, waivers and estoppel certificates as may be required by Lender or the title insurer.

4.2 Representations Warranties and Covenants - Collateral. Each Borrower represents, warrants and covenants to Lender that, except as otherwise permitted herein or in any of the other Credit Documents:

         (A) The Collateral, whether now owned or hereafter acquired by Borrower, is and will continue to be owned solely by such Borrower, and no other Person has or will have any right, title, interest, claim or Lien therein, thereon, or thereto, whether by assignment or otherwise pursuant to any Lien, encumbrance or security interest, other than pursuant to Liens constituting Permitted Liens hereunder;

         (B) Except as provided in section 8.1(C) with regard to taxes, levies and other charges being contested in good faith, the Borrower shall pay and discharge when due all taxes, levies, and other charges upon the Collateral and shall defend Lender against and save Lender and the Collateral harmless from all claims of any Person with respect thereto; and

         (C) The Borrower will at all times keep accurate and complete records of all Collateral.

4.3 Perfection of Lender's Security Interest in Collateral. Each Borrower agrees to execute such financing statements provided for by applicable law, and to otherwise take such other action, and execute such assignments or other instruments or documents, in each case as Lender may request, to evidence, perfect or record Lender's security interest in the Collateral. Each Borrower hereby authorizes Lender to execute and file any such financing statement or continuation statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

4.4 Location of Collateral. Each Borrower warrants and covenants that, except for Inventory in transit and as otherwise approved by Lender in writing, all collateral is, and will remain, at all times, at a Collateral Location.

4.5 Insurance. Each Borrower agrees to maintain and pay for insurance, including, without limitation, insurance upon all tangible Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazards, public liability or such other risks in such amounts and with such insurance companies as shall in each instance be reasonably satisfactory to Lender. Each Borrower shall deliver such policies, or copies of such policies and certificates evidencing such insurance, to Lender with satisfactory loss payable endorsements naming Lender as its interest may appear. Each policy of insurance or endorsement shall contain a provision requiring thirty (30) days advance written notice to Lender in the event of cancellation of the policy for any reason whatsoever or any modification thereto and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of such Borrower or other owner of the property so insured nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made to insurance companies. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney-in-fact and agent, with full power of substitution, to make and adjust claims under such policies of insurance in excess of $100,000 (provided, however, that Lender agrees to consult with such Borrower prior to finally making, settling, or adjusting claims under such policies of insurance), receive, and endorse the name of such Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to do so) at any time or times thereafter maintain such action with respect thereto which Lender deems advisable. All sums disbursed by Lender in connection therewith, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable on demand, and until paid by such Borrower to Lender with interest thereon at the Contract Rate, shall be additional obligations hereunder secured by the Collateral.

4.6 Protection of Collateral; Reimbursement. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of either Borrower's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrowers. If any Borrower fails to promptly pay any portion thereof when due, except as may otherwise be permitted hereunder or under any of the other Credit Documents, Lender may, at its option, but shall not be required to, pay the same. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which any Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable on demand and, until paid by such Borrower to Lender with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, except gross negligence or willful misconduct on the part of Lender while the Collateral is in the possession of or under the control of Lender, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

4.7 Inspection. Lender (by any of its officers, employees, agents or representatives) shall have the right, at Borrower's expense, to inspect the Collateral, the premises upon which any of the Collateral is located, and any and all books, records, journals, orders, receipts or other correspondence (and to make extracts or copies thereof as Lender may desire) to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral or the financial condition of either Borrower. In addition, Borrowers agree that the Lender may perform three (3) field audits each year of the Collateral and other Borrower records, at Borrower's expense, which is estimated by Lender to be $700 per day plus expenses.

4.8      Real Property as Collateral.

         (A) As of the date of this Agreement, there is $1,399,199.49 in principal outstanding pursuant to the $1,600,000 Term Note A, which Term Loan is expressly secured by the Real Property located at 129 East Enterprise Drive, Pueblo West, Colorado. Moreover, the remaining Real Property owned by Borrowers also continues and subsists as part of the Collateral to secure the Obligations, even though no separate term note currently is secured by said real estate.

         (B) Notwithstanding anything herein to the contrary, provided that Borrowers are not then in default under this Agreement, and Borrowers will not be in default after giving pro forma effect to the additional borrowings hereby contemplated, the Bank will hereafter duly consider, in Bank's sole and absolute discretion, any future applications by the Borrowers for modifications to the Credit Facility, to include future extensions of additional term credit (in addition to the Revolving Loan and Term Loan A) against the Real Property as collateral therefore. Bank shall in no way be obligated (directly or indirectly) to make such additional extensions of credit to the Borrowers.

         (C) In the event the Bank does not agree to amend the Credit Facility to make the requested additional extensions of term credit to Borrowers, and, provided that i) Borrowers are not then in default under this Agreement, ii) Borrowers deliver to Bank written evidence of the terms, amounts and conditions pursuant to which the additional financing shall be made to Borrowers, and iii) Borrowers will not be in default after giving pro forma effect to the additional borrowings thereby contemplated, Bank shall subordinate to another commercial lender certain of the Bank's liens on the Real Property (exclusive of the Real Property located at 129 East Enterprise Drive, Pueblo West, Colorado, unless the Term Loan A secured by such real property has been repaid in full), and/or partially release such liens. Notwithstanding the foregoing provisions of this
Section 4.8(C), however, Bank shall be entitled, in its sole and absolute discretion, to call the Loan and demand (in writing) the repayment in full by Borrowers of all the outstanding Obligations, and Borrower shall make such repayment simultaneously with the Bank's release of its liens pursuant to the foregoing sentence. Bank may exercise its right to call the Loan and demand repayment of all the Obligations whether or not Borrowers are then in default or in violation of any covenants under this Agreement.

5.       PROVISIONS RELATING TO ACCOUNTS

5.1 Conditions. With respect to each Borrower's Accounts, Lender may rely, in determining which Accounts are Eligible Accounts, on all reports, statements or representations made by each Borrower with respect to any such Account or Accounts. In the event any Account is or becomes ineligible, Borrowers shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by any Borrower is breached or otherwise proves untrue, regardless of either Borrower's knowledge thereof, Lender may deem such Accounts ineligible, but Lender shall retain its security interest in all Accounts, eligible and ineligible, until all obligations are paid and satisfied in full.

5.2      Collection of Accounts.

         (A) All checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral, including, without limitation, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chattel paper, chose in action and other like forms of general intangibles, and all remittances received by either Borrower in respect to the foregoing, shall, upon receipt by the Borrower, be held by such Borrower as trustee of an express trust for Lender's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in the Agency Account or in any other special account over which Lender has the sole right and power of withdrawal, maintained at a financial institution acceptable to Lender (such financial institution and account being herein referred to as the "Depository Bank"). The Agency Account shall be subject to an Agency Account Agreement of the Depository Bank which waives any right of setoff the Depository Bank might otherwise claim to have against any funds in the Agency Account and to otherwise charge any costs relative to the Agency Account to Borrowers or such other account(s) as either Borrower may maintain with the Depository Bank, such Agency Account Agreement to be in form and substance acceptable to Lender. Lender assumes no responsibility for any claim of accord and satisfaction or release with respect to funds that have been deposited in the Agency Account.

         (B) Upon the occurrence and during the continuance of an Event of Default, if at any time requested by Lender, Continental and Goodman shall instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Continental's expense, with respect to which only Lender or, should Lender so agree, a designated financial institution shall have the right of access and all payments so received shall be subject to immediate deposit into the Cash Collateral Account.

         (C) All funds held in the Agency Account shall be transferred to the Cash Collateral Account as set forth in the Agency Account Agreement or as otherwise designated by Lender. The application of any funds to the payment of the Obligations shall not occur until Lender's receipt of such funds in cleared federal funds in the Cash Collateral Account. Lender agrees that all funds received by Lender by wire transfer for either Borrower's account prior to 10:00 a.m. on any business day of Lender shall be deemed cleared federal funds in the Cash Collateral Account. Funds received by Lender by wire transfer for either Borrower's account after 10:00 a.m. on any business day of Lender shall be deemed cleared federal funds in the Cash Collateral Account on the next business day of Lender. The order and method of application of such payments shall be in the sole discretion of Lender.

         (D) Lender reserves the right upon the occurrence and during the continuance of an Event of Default to notify Account Debtors and other Persons indebted to Borrowers of Lender's interest in any such amounts payable to Borrowers and to instruct such Account Debtors and other Persons to remit the same directly to Lender and all such funds (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) shall be subject to application to the Obligations.

5.3 Verification of Accounts. Any of Lender's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or in the name of the Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

5.4 Assignments, Records and Schedules of Accounts. Each Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a week, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto as Lender may from time to time request and, on or before the last day of each month from and after the date hereof, each Borrower shall deliver to Lender, in form and substance acceptable to Lender, a detailed aged trial balance, dated as of the last day of the preceding month, of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed. In addition, each Borrower shall, upon Lender's request, furnish Lender with copies of proof of delivery and the original copy of all documents relating to the Accounts, including, without limitation, repayment histories and present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

5.5 Accounts Reports. Each Borrower shall furnish Lender with such reports regarding Accounts as Lender may request at least once each month. Such reports shall be on forms requested or provided by Lender and shall contain such agings and other detailed information satisfactory to Lender.

6.       PROVISIONS RELATING TO INVENTORY

6.1 Inventory Representations and Warranties. In determining which items of Inventory constitute Eligible Inventory, Lender may rely on all reports, statements or representations made by either Borrower with respect to any Inventory. In the event any Inventory is or becomes ineligible, Borrowers shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by either Borrower is breached or otherwise proves untrue, regardless of either Borrower's knowledge thereof, Lender may deem such Inventory ineligible, but Lender shall retain its security interest in all Inventory, eligible and ineligible, until all Obligations are paid and satisfied in full and this Agreement is terminated.

6.2 Returned Inventory. Each Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a month, a report of returns of any Inventory and as requested by Lender, provide to Lender copies of any credit memorandums to the Account Debtor issued in respect thereof. In all cases, Lender shall be promptly notified of returns of Inventory, the reason for such return and the location of such returned Inventory and, unless otherwise agreed by Lender, no such returned Inventory shall be Eligible Inventory for purposes of this Agreement.

6.3 Inventory Reports. Each Borrower shall furnish Lender with such reports regarding Inventory as Lender may request at least once each month. Such reports shall be on forms requested or provided by Lender and shall contain such detailed information satisfactory to Lender. Each Borrower shall otherwise conduct a physical count of its Inventory annually so long as no Event of Default has occurred, supplying Lender with a copy of such counts accompanied by a report of the value (at the lower of cost or market value) thereof. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall conduct a physical count of its Inventory at such intervals as Lender may request.

7.       REPRESENTATIONS AND WARRANTIES

7.1 General Representations and Warranties. As an inducement to Lender to make advances hereunder, each Borrower warrants, represents and covenants to Lender that:

         (A) Organization and Qualification. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, or in which the failure of such Borrower to be so qualified would have a Material Adverse Effect.

         (B) Authority and Powers. Each Borrower has the full right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. This Agreement and each of the other Credit Documents to which such Borrower is a party have each been duly authorized and approved by all requisite action on the part of such Borrower, and are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except to the extent such enforceability is limited by bankruptcy, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies from time to time in effect. The execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any assets of such Borrower under the provisions of, the certificate of incorporation, by-laws or other organizational or stockholders agreement of such Borrower or any Affiliate or any Material Agreement. Each Subsidiary of each Borrower and Subsidiary is listed on attached Schedule 7.1(B). Global owns all of the issued and outstanding shares of stock of each Borrower.


         (C) Material Agreements. Except as disclosed on Schedule 7.1(C) attached hereto, such Borrower is not a party to nor is such Borrower or any of its property bound by (i) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect, (ii) any Debt Instrument, (iii) any security agreement, mortgage, deed of trust, pledge, assignment or other document or arrangement whereby any Lien upon any of such Borrower's assets exists in favor of any Person other than Lender except for Permitted Liens, (iv) any lease (capital, operating or otherwise), whether as lessee or lessor thereunder where the amount involved is in excess of the sum of $50,000 per annum, or extends for more than one year, or both, which, if violated, could have a Material Adverse Effect (v) any contract, commitment, agreement or other arrangement involving the purchase or sale of any Inventory by such Borrower, or the license of any right to or by such Borrower, which, if terminated for any reason, could result in a Material Adverse Effect, (vi) any contract, commitment, agreement or other arrangement with any Affiliate which, if violated, could have a Material Adverse Effect,
(vii) any management or employment contract or contract for personal services with any Person, not otherwise an Affiliate, which is not otherwise terminable at will or on less than one (1) year's notice without liability which, if violated, could have a Material Adverse Effect, (viii) any collective bargaining agreement which, if violated, could have a Material Adverse Effect, (ix) any Pension Plan which, if violated, could have a Material Adverse Effect or (x) any other contract, agreement, understanding or arrangement which, if violated, could have a Material Adverse Effect.

         (D) General Matters. Except as disclosed on Schedule 7.1(D) hereto, such Borrower (i) has not, during the preceding five (5) years, been known as or operated under or otherwise used any other corporate or fictitious name, trade name or tradestyle, (ii) has not, during the preceding five (5) years, been the surviving Person of any merger or consolidation and has no Affiliates, (iii) has no lawsuits, actions, investigations or other proceedings pending or to the best of its knowledge currently threatened against it of any nature whatsoever in any court or before any governmental authority, arbitration board or other tribunal,

(iv) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies necessary for the conduct of its business operations in compliance with applicable law, (v) has to the best of its knowledge fully complied in all material respects with all applicable statutes, rules, regulations and orders, federal, state, local or foreign, including, without limitation, equal employment practices, (vi) is not in violation of or in default with respect to any material term or condition of any Material Agreement, (vii) has not received any notice to the effect that it is not substantially in full compliance with any of the requirements of ERISA or
(viii) has no actual knowledge of material grievances, disputes or controversies outstanding with any union or other organization of its employees or threats of work stoppage, strike or pending demands for collective bargaining which, if any of the foregoing representations in (i) - (viii) hereof were breached, could have a Material Adverse Effect.

         (E) Use of Proceeds. Borrower's uses of the proceeds of the Term Loan and Revolving Loan made by Lender to Borrowers pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by the stockholders and directors of such Borrower, and such uses are and will continue to be consistent with this Agreement and all applicable laws and statutes, as in effect from time to time. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulation of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Term Loan and Revolving Loan to Borrowers will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any margin stock, or to extend credit to others for the purpose of purchasing or carrying margin stock.

         (F) Patents and Trademarks. Such Borrower owns or possesses all the patents, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business as now conducted without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar intellectual property rights are listed on Schedule 7.1(F) attached hereto.

         (G) Solvent Financial Condition. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement and the Permitted Distribution, to the best of such Borrower's knowledge and belief (i) the fair saleable value of such Borrower's assets is greater than the amount required to pay its total liabilities, (ii) such Borrower is able to pay its debts as they mature in the ordinary course of business and is not otherwise insolvent in any respect and (iii) such Borrower's capital is sufficient and not unreasonably small for the business and transactions in which such Borrower is engaged or about to engage.

         (H) Title to Properties. Such Borrower has good, indefeasible and marketable title to and ownership of the Collateral, and is free and clear of all Liens except those in favor of Lender and any Permitted Liens.

         (I) Financial Statements and Projections.

                  (i) The Financial Statements have each been prepared in accordance with GAAP, and present fairly in all material respects the financial position of such Borrower at such date and the results of such Borrower's operations for such period. There has been no change in the condition, financial or otherwise, of such Borrower as shown on the Financial Statements and no change in the aggregate value of machinery and equipment owned by such Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate will have a Material Adverse Effect.

                  (ii) The Projections have been prepared by an officer, or agent, of Borrowers in good faith, substantially in accordance with GAAP on a pro-forma basis, after giving effect to the consummation of the transactions contemplated by this Agreement and the Projections are arithmetically accurate.

         (J) Full Disclosure. Neither this Agreement, nor any written statement made by such Borrower in connection herewith, contains any untrue statement of a material fact. To the best knowledge of such Borrower, there is no fact which such Borrower has not disclosed to Lender which has, or will have, a Material Adverse Effect.

         (K) Tax Returns. Such Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has, except as otherwise permitted herein, paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of such Borrower is adequate for all years not closed by applicable statutes and for its current fiscal year.

         (L) Securities Laws. Such Borrower's execution and delivery of this Agreement and each of the other Credit Documents to which it is a party will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

         (M) O.S.H.A. and Environmental Matters. Except as set forth in Schedule 7.1(M) attached hereto, such Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act as amended, the Environmental Protection Act as amended, the Resource Conservation and Recovery Act as amended and all rules and regulations thereunder and all similar federal, state and local laws, rules and regulations and there have been no outstanding citations, notices or orders of non-compliance issued to such Borrower or relating to its respective facilities, business, assets, property, leaseholds or equipment under any such laws, rules or regulations. Such Borrower has been issued all required federal, state and local licenses, certificates or permits relating to such Borrower's business and facilities, and such Borrower and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

         (N) Trade Relations. To the best of such Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of such Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances known to such Borrower which would have a Material Adverse Effect on such Borrower in any respect or prevent such Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner which it has heretofore been conducted except for economic conditions and such other factors not within the reasonable control of such Borrower.

         (O) Fixed Collateral. To the best of such Borrower's knowledge, all Fixed Collateral is in good operating condition and repair and all necessary replacements of and repairs to the same have been made so that the value and operating efficiency thereof has been maintained and preserved, reasonable wear and tear excepted and where a breach hereof would have a Material Adverse Effect.

7.2 Reaffirmation. Each request for an advance made by each Borrower pursuant to this Agreement shall, unless Lender is otherwise notified in writing prior to the time of such advance, constitute (i) an automatic representation and warranty by such Borrower to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute an Event of Default, and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of such Borrower contained in this Agreement or any of the other Credit Documents.

7.3 Survival of Representation and Warranties. Each Borrower covenants, warrants and represents to Lender that all representations and warranties of such Borrower contained in this Agreement and each of the other Credit Documents shall be true at the time of such Borrower's execution of this Agreement and such other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

8. COVENANTS AND CONTINUING AGREEMENTS

8.1 Affirmative Covenants. So long as any obligations remain unsatisfied, each Borrower covenants that, unless otherwise consented to by Lender in writing, it will:

         (A) Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding by Lender to any Borrower or any other Person on behalf of any Borrower of any proceeds of loans made by Lender pursuant to this Agreement or, (ii) the depositing for collection, by Lender, of any check or item of payment received and/or delivered to Lender on account of the obligations.

         (B) Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for such Borrower to conduct its business in such states or in which the failure to so qualify would have a Material Adverse Effect.

         (C) File all federal, state and local tax returns and other reports such Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and adequate book reserves have been established with respect to each such claim being contested.

         (D) Maintain its assets in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof, reasonable wear and tear excepted.

         (E) Comply with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business and which, if violated, would result in a Material Adverse Effect.

         (F) If applicable, at all times make prompt payment of any and all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Pension Plan, if any, maintained by such Borrower and otherwise in regard thereto (i) furnish Lender with any annual report required to be filed pursuant to Section 103 of ERISA in connection with each Pension Plan and any other employee benefit plan of such Borrower or its Affiliates subject to said Section (ii) notify Lender as soon as practicable of any "Reportable Event" (as defined under ERISA) and of any additional act or condition arising in connection with any Pension Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Pension Plan; and (iii) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any such Pension Plan or any other such employee benefit plan as may be reasonably requested.

         (G) Promptly upon, but in no event later than three (3) business days after acquiring actual knowledge thereof, (i) inform Lender, in writing, of the assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by it to any Account Debtor not otherwise disclosed to Lender; and (ii) furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor.

         (H) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions and permit the Lender, in its discretion, to conduct quarterly audits, at such Borrower's expense.

         (I) Cause to be prepared and furnished to Lender the following (which in the case of any financial statements shall consist of a balance sheet, income statement and statement of cash flow kept and prepared in accordance with GAAP, unless such Borrower's or Global's certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):


                  (i) As soon as possible, but not later than one hundred twenty
         (120) days after the close of each fiscal year of such Borrower, audited annual financial statements of each Borrower as of the end of each such fiscal year, prepared by a firm of independent certified public accountants of recognized standing, selected by such Borrower and reasonably acceptable to Lender;

                  (ii) As soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim financial statements, on a consolidated and consolidating basis for Borrowers as of the end of such month and of the portion of Borrowers fiscal year then elapsed certified by the chief financial officer or controller of such Borrower as prepared in accordance with GAAP (without footnotes) and fairly presenting in all material respects the financial position and results of operations of such Borrower for such month and period;

                  (iii) Concurrently with the delivery of the financial statements described in Subsections (i) and (ii) above, and quarterly at the request of Lender, certificates from the chief financial officer or controller of each Borrower certifying to Lender that to the best of his knowledge, such Borrower has kept, observed, performed and fulfilled in all material respects each and every covenant, obligation and agreement binding upon such borrower contained in this Agreement or the Credit Documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or specifying any such Event of Default, together with a Compliance Certificate including a financial covenant compliance worksheet, in the forms of Exhibit I attached hereto, reflecting the computation of the financial covenants set forth in Sections 8.1 and 8.2 hereof as of the end of the period covered by such financial statements;

                  (iv) If applicable, concurrently with the sending or filing thereof, as the case may be, copies of any definitive financial statements or reports which such Borrower has made available to its stockholders or directors and copies of any regular periodic or special reports, schedules, registration statements or other documents (including, without limitation, all forms 8-K , 10-Q or 10-K) which such Borrower or Global files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange or self-regulatory securities organization, including the National Association of Securities Dealers, Inc.;

                  (v) Concurrently with each request for an advance under the Revolving Loan, and monthly on the last day of each month, a certificate prepared by the chief financial officer or controller of each Borrower in the form attached hereto as Exhibit A;

                  (vi) Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or such Borrower's or Global's financial conditions and/or results of operations;

                  (vii) As soon as possible, but not later than forty-five (45) days after the end of each calendar quarter, unaudited interim financial statements of Global as of the end of such quarter and of the portion of Global's fiscal year then elapsed certified by the chief financial officer or controller of Global as prepared in accordance with GAAP (without footnotes) and fairly presenting in all material respects the financial position and results of operations of Global for such month and period;

         (J) Notify Lender in writing;

                  (i) Promptly upon such Borrower's learning thereof, of the institution of any suit, action or administrative proceeding against such Borrower or relating to any of its assets in an amount exceeding $100,000, whether or not the claim is considered by such Borrower to be covered by insurance;

                  (ii) At least ten (10) days prior thereto, of such Borrower's opening of any new office or place of business or such Borrower's closing of any existing office or place of business resulting in the relocation of Collateral or business records;

                  (iii) Promptly upon such Borrower's learning thereof, of any material labor dispute to which such Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Borrower is a party or by which such Borrower is bound;

                  (iv) Within three (3) business days after the occurrence thereof, of such Borrower's default under any Material Agreement; and

                  (v) Promptly upon the occurrence thereof, of any default by any obligor under any note or other evidence of debt payable to such Borrower.

         (K) Provide Lender with all warehouse receipts respecting any Inventory and copies of all agreements between such Borrower and any bailee, warehousemen or similar party with whom Inventory may from time to time be stored.

         (L) If any of the Accounts arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

         (M) Deliver to Lender, upon demand, any and all evidence of ownership of Fixed Collateral, inclusive of any certificates of title or applications therefor, and maintain accurate, itemized records describing the kind, type, quantity and value of all Fixed Collateral, a summary of which shall be provided to Lender on at least an annual basis and more frequently if requested by Lender.

         (N) In the event any Account is or becomes evidenced by any note, trade acceptance or other instrument, promptly notify Lender of such fact and, upon Lender's request, deliver the same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, such Borrower hereby waives presentment, demand, notice of dishonor, protect and notice of protest and all other notices with respect thereto.

         (O) Maintain a consolidated Tangible Net Worth equal to or greater than Twenty Million Dollars ($20,000,000) as of December 31, 2001, and each calendar quarter thereafter, in each case calculated based upon Borrower's fiscal quarter end combined consolidated financial statement prepared in accordance with GAAP.

         (P) [Intentionally Deleted].

         (Q) Maintain Debt Coverage (as defined herein) not less than: (i) 0.50 to 1.00 calculated as of September 30, 2001; and (ii) 1.0 to 1.0 calculated as of December 31, 2001, and as of the end of each calendar quarter after such date. "Debt Coverage" as used in this Section 8.1(Q) means, on a combined consolidated basis, the ratio of: (1) Borrowers' operating income, plus depreciation and amortization, less Distributions; to (2) the amount of all principal and interest paid or payable by the Borrowers to Lender plus all Capital Expenditures not funded on a term basis at the date of calculation thereof. Debt Coverage shall be calculated quarterly, commencing June 30, 2001, based on each Borrower's fiscal quarter and direct financial statements for the four preceding fiscal quarters prepared in accordance with GAAP but exclusive of the results of any foreign subsidiary of Continental.

         (R) [Intentionally Deleted].

         (S) [Intentionally Deleted].

         (T) Measured as of the end of each calendar quarter, the Borrowers' combined operating income (which shall be before deduction for any Management Fees and restructuring charges) for the immediately preceding four quarters shall be an amount equal to or greater than: (i) $12,000,000 for the quarter ending September 30, 2001; (ii) $11,500,000 for the quarter ending December 31, 2001, and for each quarter ending after such date; in each case measured on a rolling four-quarter basis, and based upon the Borrowers' fiscal quarter-end combined consolidated financial statements prepared in accordance with GAAP.

         (U) The Borrowers shall maintain Working Capital at an amount equal to or greater than $25,000,000 as of September 30, 2001, and for each quarter ending after such date; in each case calculated based on Borrowers fiscal quarter-end combined consolidated financial statements prepared in accordance with GAAP.

         (V) Borrowers shall maintain their primary deposit and disbursement accounts with Lender. In addition, Borrower shall purchase the services of Lender's cash management program, which includes lockbox, cash collateral account and controlled disbursement account, all in accordance with the Lenders standard terms, conditions and pricing. Borrower shall also purchase the services of Lender's Assured Funding Program at a current estimated cost of $250 per month.

         (W)  [Intentionally Deleted].

         (X) Borrowers acknowledge that the financial covenants set forth in Sections 8.1(O), (Q), (T) and (U) and Section 8.2(V) are based on the occurrence of the Permitted Distribution. In the event that Borrowers do not make the Permitted Distribution for any reason, the covenants set forth in Sections 8.1(O),(Q), (T) and (U) shall be modified by Lender in its reasonable discretion to reflect the fact that the Permitted Distribution was not made and in a manner consistent with the convents set forth herein.

         (Y) After the close of each Fiscal Year, commencing March 31, 2002, Lender and Borrower shall review and adjust the covenants set forth in Sections 8.1(O), (Q), (T) and (U) (hereinafter "Performance Covenants") in accordance with the provisions of this section. Within thirty (30) days following the close of the Fiscal Year, but in no event later than one hundred and twenty days (120) following the close of such Fiscal Year, Lender and Borrower shall meet to make any and all adjustments to the Performance Covenants for the then to current Fiscal year, provided, however, that Lender and Borrower expressly agree that in no event shall the Performance Covenants set lower performance standards for Borrower than the Performance Covenants as set forth herein; and provided, further, that Lender and Borrower shall mutually agree as to any and all adjustments to the Performance Covenants no later than one hundred fifty (150) days following the close of the Fiscal Year. Borrower shall provide Lender with all information which Lender deems relevant. In the event that Lender and Borrower are unable to mutually agree upon any and all adjustments to the Performance Covenants within the said one hundred fifty (150) days following the close of the Fiscal Year, then Lender and Borrower agree that Lender, in its sole discretion, shall make any and all adjustments to the Performance Covenants which the parties have not been able to mutually agree and Lender's adjustment shall be final, binding, and inclusive on Lender and Borrower. During the period from the end of the Fiscal Year to the adjustment of the Performance Covenants, the then existing Performance Covenants shall remain in full force and effect.

8.2 Negative Covenants. So long as either Borrower shall have any obligations to Lender under this Agreement, each Borrower covenants that, unless Lender has first consented thereto in writing (each Borrower's request for Lender's consent to be in writing and to be provided to Lender at least ten (10) days prior to the date on which Lender must decide whether to give its consent), which consent will not be unreasonably withheld by Lender as to (A) and (C) below only, provided as to (C) only as (C) relates to Indebtedness secured only by real property of such Borrower, it will not:

         (A) Merge or consolidate with or acquire all or any substantial portion of the assets or capital stock of any Person.

         (B) Except to the extent permitted in 8.2(U), make any loans or other advances of money, or grant extensions of credit (other than normal extensions of trade credit in the ordinary course of business and reasonable salary, travel or relocation advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

         (C) Create, incur, assume, or suffer to exist any Indebtedness, except the Obligations and the following (herein referred to as "Permitted Indebtedness"):

                  (i) Trade payables and other current liabilities incurred in the ordinary course of business; and

                  (ii) Such other Indebtedness not to exceed $250,000 in the aggregate annually as to both Borrowers or as described on Schedule 8.2(C) hereto or as hereafter approved by Lender in writing.

         (D) Enter into, or be a party to, any transaction with any Affiliate of either Borrower, except in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate of any Borrower.

         (E) Permit or agree to any material extension or modification with respect to, or compromise or settle any Account, other than as reflected in the schedules of accounts submitted to Lender pursuant to Section 5.4 hereof.

         (F) Become or be liable in respect of any Guaranty except by endorsement of instruments or items of payment in the ordinary coarse of business for deposit or collection.

         (G) Permit or suffer to exist any Lien in or upon any of the collateral, except the following (herein referred to as "Permitted Liens"):

                  (i) Those security interests granted in favor of Lender pursuant to this Agreement and the other Credit Documents; and

                  (ii) Such other Liens as described on Schedule 8.2(G) hereto or as hereafter approved by Lender in writing.

         (H) [Intentionally Deleted].


         (I) Divest itself of any material assets or business theretofore conducted by transferring the same to any Affiliate or any partnership, joint venture, or similar arrangement.

         (J) Subcontract any material operations to any Affiliate, except with the written consent of Lender.

         (K) [Intentionally Deleted].

         (L) Without ten (10) days prior notice to Lender, transfer its executive offices, or maintain records with respect to Accounts at any locations other than its Principal Business Location.

         (M) Except with respect to transactions otherwise permitted hereunder, make deposits to or withdrawals from any of such Borrower's deposit accounts for the benefit of any of its Affiliates.

         (N) Sell, lease, transfer or otherwise dispose of any of its assets where the net book value exceeds in the aggregate $250,000 during any fiscal year of such Borrower, other than Inventory sold in the ordinary course of business.

         (O) Use any name (other than its own) or any fictitious name, trade name, tradestyle or "d/b/a" except for the names disclosed on Schedule 7.1(D) attached hereto and made a part hereof.

         (P) Make a sale to any customer on approval, consignment, bill-and-hold, guaranteed sale, sale and return or any other repurchase basis, unless such sale is specifically identified on the written assignments of Accounts delivered to Lender pursuant to Section 5.4 hereof.

         (Q) Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement or the Notes to violate Regulation G or any other regulation of the Federal Reserve Board then in effect.

         (R) Make or have any Restricted Investment, which for purposes of this Agreement shall mean any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, in any property except the following:

                  (i) Assets to be used in the ordinary course of business;

                  (ii) Current assets arising from the sale of goods and services in the ordinary course of business of such Borrower;

                  (iii) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (iv) Investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000.00); and

                  (v) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

         (S) Enter into any arrangement with any Person providing for the leasing by such Borrower of property which has been or is to be sold or transferred by such Borrower to such person if funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

         (T) Make any prepayment of principal on any Indebtedness, excepting the Obligations.

         (U) Make any advances or loans to any Subsidiary, including any foreign-based Subsidiaries of either of the Borrowers; provided, however, that the Borrowers, or either of them, may make loans and advances to any one or more foreign-based subsidiaries of Continental in an aggregate amount at any time outstanding not to exceed: (i) $8,400,000 during the period beginning December 31, 2001 and ending March 30, 2002; (ii) $8,200,000 during the period beginning March 31, 2002 and ending June 29, 2002; (iii) $8,000,000 during the period beginning June 30, 2002 and ending December 30, 2002; and (iv) $7,750,000 on December 31, 2002 and at any time thereafter. All such loans or advance shall be evidenced by promissory notes which shall be deemed to be and hereby are assigned to Lender and shall be included as Collateral. Borrowers shall apply against the outstanding balances thereof all payments designated by the foreign-based Subsidiary as an advance or loan payment, and Borrower may, in its discretion, apply against such outstanding balances such other cash amounts received by Borrower from the foreign-based Subsidiary in the form of advisory fees, management fees or otherwise to the extent (1) such application is lawful, and (2) Borrower expressly itemizes such payments and application as a part of regular financial reporting to Bank pursuant to this Agreement.

9.       SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT

         Except as otherwise expressly provided for in this Agreement and in any of the other Credit Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Credit Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of the Borrowers or Lender in any way or respect relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties and representations of the Borrowers or Lender contained in this Agreement or the other Credit Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and Lender shall retain its Lien on the Collateral and all of its rights and remedies under this Agreement, notwithstanding such termination or cancellation, until all obligations of the Borrowers to Lender have been fully paid and satisfied and this Agreement is terminated.

10.      CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender shall have no obligation at any time under Section 2 of this Agreement unless and until the following conditions are satisfied, all in form and substance satisfactory to Lender and its counsel:

10.1 Conditions. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

         (A) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain; or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's reasonable opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (B) The representations and warranties of the Borrowers herein are true and correct in all respects and no Event of Default or condition which, with notice, lapse of time or both would constitute an Event of Default then exists.

         (C) No event, occurrence or condition shall then exist which might have a Material Adverse Effect.

10.2 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

         (A) Copies of each Borrower's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to this Agreement and certificates evidencing such insurance, together with loss payable endorsements thereto naming Lender as a loss payee or additional insured in form and substance satisfactory to Lender.

         (B) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence, in a form acceptable to Lender, that such Liens constitute valid and first priority perfected Liens, subject only to any Permitted Liens.

         (C) Certificates of each Borrower dated on even date herewith, certifying (i) that attached thereto is a true and complete copy of its Certificate of Incorporation and By-laws, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the board of directors of such Borrower, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of the other Credit Documents to which such Borrower is a party.

         (D) The Global Guaranty executed by Global and certificates of Global dated on even date herewith, certifying (i) that attached thereto is a true and complete copy of its Certificate of Incorporation and By-laws, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the board of directors of Global, authorizing the execution, delivery and performance of the Global Guaranty and the consummation of the transactions contemplated thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of Global executing the Global Guaranty.

         (E) Copies of the Certificate of Incorporation of each Borrower and Global, and all amendments thereto, certified by either i) the Secretary of State of such Borrower's and Global's state of formation, or ii) the Secretary of the Borrower and Global.

         (F) Good standing certificates for each Borrower and Global issued by the Secretary of State of Delaware and the Secretary of State of each other jurisdiction in which such Borrower's qualification is required hereunder.

         (G) A certificate signed by an officer of such Borrower and dated on even date herewith, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no event or condition has occurred or is continuing which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         (H) Duly executed written lien waivers in favor of Lender from each lessor, bailee, warehouseman, mortgagee or similarly situated Person who may, with respect to any location at which any of the Collateral is to be located or stored, by operation of law or otherwise, have any Lien in or upon such Collateral.

         (I) Duly executed subordination agreements in respect of all Subordinated Debt evidencing the agreement of the holder of such Subordinated Debt to subordinate the same in right of payment to the Obligations to the extent and in such manner acceptable to Lender.

         (J) Duly executed Agency Account Agreements with the Depository Banks at which all Agency Accounts, Cash Collateral Accounts and Deposit Accounts are to be established and, such other agreements, in form and substance acceptable to Lender as to the collection and/or servicing of Accounts and the operation of any lockbox required by Lender, all in form satisfactory to the Lender.

         (K) Written instructions from such Borrower directing the disbursement of the loan proceeds made pursuant to this Agreement.

         (L) The written opinion of: (i) counsel to each Borrower as to the transactions contemplated by this Agreement, in form and substance satisfactory to Lender; and (ii) counsel to Global as to the Global Guaranty, in form and substance satisfactory to Lender

         (M) The Term Note and the Revolving Note, duly executed by such Borrower, and such other agreements, instruments and documents, including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Lender may require to be executed in connection herewith, including, but not limited to, the following:

                  (i) Evidence that Borrowers have paid off their existing indebtedness to Lender and all appropriate lien releases, terminations and satisfactions have been recorded.

                  (ii) Environmental Assessments, Appraisals of Real Property and Fixed Collateral, ALTA Lender Title Policies and Surveys of the Real Property, including the Continental Principal Business Location and Goodman Principal Business Location and each Collateral Location, in form and substance acceptable to Lender and its counsel.

                  (iii) Duly executed Mortgages from each Borrower, in form and substance acceptable to Lender and its counsel, for the real property, including the Continental Principal Business Location and Goodman Principal Business Location and each Collateral Location.

                  (iv) Duly executed Collateral Assignments of, and grant of Security Interests in Patents, Trademarks and Copyrights from each Borrower, in form and substance acceptable to Lender and its counsel.

                  (v) Duly executed UCC-1 Financing-Statements from each Borrower, in recordable form, in form and substance acceptable to Lender and its counsel.

                  (vi) Duly executed Environmental Indemnity Agreements from each Borrower, in form and substance acceptable to Lender and its counsel.

10.3 Waiver of Conditions Precedent. If Lender makes an advance of loan proceeds hereunder prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and 10.2 hereof, the making of such advance of loan proceeds shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and each Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

11.      EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (A) Failure by either Borrower to make payment of principal, interest or any other sum on any Note on the due date thereof, or failure to pay any other Obligation on the due date thereof or failure by either Borrower to remit or deposit funds as required by the terms of this Agreement.

         (B) Any warranty, representation, or other statement made or furnished to Lender by or on behalf of either Borrower, Global, or any other guarantor of the Obligations, if any, in this Agreement or in any of the other Credit Documents or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or inaccurate in any material respect when made or furnished and Lender has provided to each Borrower written notice specifying such falsity or inaccuracy and stating that such notice is a notice of default, such notice to be given in the manner set forth in Section 13.10 hereof.

         (C) Either Borrower, Global or any other guarantor of the Obligations, if any, fails or neglects to perform, keep or observe in any material respect any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in any of the other Credit Documents, which is required to be performed, kept or observed by either Borrower, Global or any such guarantor, if any, and such failure continues for a period of fifteen (15) days after there has been given to each Borrower, in the manner set forth in
Section 13.10 hereof, a written notice by Lender specifying such failure or neglect and stating that such notice is a notice of default.

         (D) The occurrence of any default or event of default on the part of either Borrower (including specifically, but not limited to, due to nonpayment) under any Debt Instrument and the expiration of any applicable grace period and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in Section 13.10 hereof stating that such notice is a notice of default.

         (E) To the actual knowledge of either Borrower, any statement, report, financial statement, or certificate made or delivered by either Borrower, Global, any Subsidiary or any of their officers, employees or agents, to Lender is not true and correct in any material respect and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in
Section 13.10 hereof stating that such notice is a notice of default.

         (F) The loss, theft, substantial damage or destruction of any material portion of the Collateral to the extent not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or the sale, lease, encumbrance or other disposition of any of the collateral, except in all cases as may be specifically permitted by other provisions of this Agreement.

         (G) The dissolution, termination of existence, insolvency (failure to pay its debts as they mature in the ordinary course of business or where the fair saleable value of its assets is not in excess of its liabilities) or business failure of either Borrower, Global or any other guarantor of the Obligations, if any, or the appointment of a receiver, trustee, custodian or similar fiduciary for either Borrower, Global or any other guarantor of the Obligations, if any, or any of their respective assets, or the assignment for the benefit of the creditors of either Borrower, Global, or any other such guarantor, if any, or the making by either Borrower, Global, or any such other guarantor, if any, of any offer of settlement, extension or composition to its unsecured creditors generally.

         (H) The commencement of any proceedings under any Bankruptcy Laws by either Borrower, Global or any other guarantor of the Obligations, if any.

         (I) The commencement of any proceedings under any Bankruptcy Laws against either Borrower, Global or any other guarantor of the Obligations, if any, to the extent such proceedings are not dismissed within sixty (60) days after the filing thereof.

         (J) Either Borrower ceases to conduct all or any material part of its business or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

         (K) The entry by a court of any judgment in excess of $100,000 requiring the payment of money against either Borrower, which judgment is not paid, discharged, stayed, vacated or set aside within thirty (30) days of its entry and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in Section 13.10 hereof stating that such notice is a notice of default.

         (L) Other than Permitted Liens, a notice of any Lien, levy, attachment or assessment is filed of record with respect to all or any of the Collateral by any Person, including, without limitation, the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or assessments owing at any time or times hereafter becomes a Lien upon the Collateral or any other of either Borrower's assets and, except as otherwise permitted by Lender, the same is not effectively stayed, bonded or released within thirty (30) days after the same becomes a Lien, or in the case of ad valorem taxes, prior to the last date when payment may be made without penalty and written notice specifying the same has been given by Lender to each Borrower in the manner set forth in Section 13.10 hereof stating that such notice is a notice of default.

         (M) The revocation of any the Global Guaranty or any other Guaranty, if any, of the Obligations.

         (N) The material default by any Subsidiary on any loan agreement to which such Subsidiary is a party; provided, however, that no default shall be deemed to exist under this Section 11.1(N) a) unless any one or more of the Borrowers or Global or is a guarantor (direct or indirect, absolute or contingent) of such obligations of said Subsidiary, and b) so long as such Borrower and/or Global are contesting in good faith any default or alleged default under the guaranty agreement and no judgment or lien attaches which is not vacated in sixty days.

         (O) The default by Global in the payment of principal or interest on its Series A Senior Notes, due 2007 (the "Senior Notes") or on any other obligation under the Senior Notes or under the Senior Note Indenture pursuant to which the Notes were issued (the "Senior Note Obligations").
11.2 Acceleration of the Obligations. In addition to any of the remedies otherwise available to Lender (a) upon and after an Event of Default specified in Sections 11.1(1), (J) and (O) hereof, and without notice by Lender to either Borrower, and (b) upon the occurrence and during the continuance of an Event of Default (other than an Event of Default specified in Sections 11.1(1), (J) and
(O) hereof), upon notice by Lender to Borrowers in the manner set forth in
Section 13.10 hereof, the Revolving Loan shall be terminated and all of the Obligations due or to become due from Borrowers to Lender, whether under this Agreement, any Note or otherwise, shall, at the option of Lender become at once due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding.

11.3 Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement or the other Credit Documents, the following rights and remedies:

         (A) All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Credit Documents.

         (B) The right to take immediate possession of the Collateral, and (i) require each Borrower to assemble the Collateral, at such Borrower's expense, and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, and (ii) enter any of the premises of either Borrower or wherever any Collateral shall be located and to keep and store the same on said premises until sold (and if said premises be the property of such Borrower, such Borrower agrees not to charge Lender for storage thereof for a period of at least ninety (90) days after sale or disposition of the Collateral). Lender is hereby granted a non-exclusive license or other right to use, without charge, such Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         (C) The right to foreclose the Liens created under this Agreement and each of the other Credit Documents or under any other agreement relating to the Collateral.

         (D) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Each Borrower agrees that ten (10) days written notice to such Borrower of the date any public sale will take place or the date after which any private sale or other disposition of Collateral will take place shall be reasonable notice thereof, and such sale may be at such location(s) as Lender shall designate in said notice. Lender shall have the right to conduct such sales on either Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to either Borrower. Lender shall have the right to bid or credit bid at any such sale on its own behalf.

         (E) The right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off-the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Lender, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the
Obligations: and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall jointly and severally remain liable to Lender therefor, subject in all respects to the provisions of Section 13.13 hereof.

11.4 Application of Collateral; Termination of Financing. Upon the occurrence and during the continuance of any Event of Default, Lender may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice, terminate Lender's further performance under this Agreement, or any other agreement or agreements between Lender and either Borrower, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Lender. No such termination shall absolve, release or otherwise affect the liability of such Borrower in respect of transactions had prior to such termination, nor affect any of the Liens, rights, powers, and remedies of Lender, but they shall, in all events, continue until all Obligations of both Borrowers to Lender are satisfied.

11.5 Remedies Cumulative. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Borrowers contained in this Agreement, each of the other Credit Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report given to Lender, or contained in any other agreement between Lender and either Borrower, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of the Borrowers herein contained.

12.      APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY

Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender, (and all persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, at such time or times as Lender or said agent, in its sole discretion, may determine, upon the occurrence of an Event of Default hereunder, in such Borrower's or Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral: (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable: (vii) discharge and release the Accounts and any other Collateral: (viii) take control, in any manner, of any item of payment or proceeds relating to any Collateral: (ix) prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Agreement;
(xii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the obligations; (xiii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (xiv) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account
Debtors: (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral to which such Borrower has access; and (xvi) notify post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender and receive and open all mail addressed to such Borrower, and after removing all remittances and other proceeds of Collateral, forwarding the mail to such Borrower.

13.      MISCELLANEOUS

13.1 Modification of Agreement; Sale of Interest. This Agreement, the Notes and each of the other Credit Documents may not be modified, altered or amended, except by an agreement in writing signed by both Borrowers and Lender. Neither Borrower may sell, assign or transfer this Agreement, or any of the other Credit Documents or any portion thereof, including, without limitation, either Borrower's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or any of the other Credit Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder to any financial institution.

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

13.2 Attorneys' Fees and Expenses. If, at any time or times, whether prior or subsequent to the date hereof, regardless of the existence of an Event of Default, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

         (A) The preparation of this Agreement and all of the other Credit Documents or any amendment of or modification of this Agreement, the Notes or any of the other Credit Documents.

         (B) The administration of this Agreement, the Notes and each of the other Credit Documents and the transactions contemplated hereby and thereby.

         (C) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, either Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Notes, any-of the other Credit Documents or either Borrower's affairs, but excluding any litigation between either Borrower and Lender as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party.

         (D) Any attempt to enforce any rights of Lender against any Person, other than the Borrowers, which may be obligated to Lender by virtue of this Agreement, the Notes or any of the other Credit Documents, including, without limitation, any guarantor of the Obligations and any Account Debtors.

         (E) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral.

         (F) The filing and recording of all documents required Lender to perfect Lender's Liens in the Collateral, including without limitation, any documentary stamp tax or any other taxes -incurred because of such filing or recording;

         Then, in any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section 13.2 shall be payable, on demand, by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; messenger and air express charges; facsimile charges; telegraph charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes shall be payable on account of the execution or delivery of this Agreement, the Notes or the execution, delivery, issuance or recording of any of the other Credit Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers will pay all such taxes, including, but not limited to, any interest and/or penalty thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

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

13.3 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by either Borrower of any provision of this Agreement, the Notes or any of the other Credit Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by either Borrower under this Agreement, the Notes or any of the other Credit Documents shall not suspend, waive or affect any other Event of Default by either Borrower under this Agreement, the Notes or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement, the Notes or any of the other Credit Documents and no Event of Default by Borrowers under this Agreement, the Notes or any of the other Credit Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

13.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.5 Parties. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender. This provision, however, shall not be deemed to modify Section 13.1 hereof. The Obligations of Borrowers under this Agreement and the Credit Documents shall be joint and several.

13.6 Conflict of Terms. The provisions of the Notes and each of the other Credit Documents and any exhibit or schedule hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement, the Notes and any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Notes and any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

13.7 WAIVERS BY BORROWERS (INCLUDING RIGHT TO JURY TRIAL). EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, EACH BORROWER WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE, (ii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iii) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

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13.8 Authorization. Lender is authorized to make loans in the name of either
Borrower under the terms of this Agreement upon the request, either written or oral, of the Controller or Chief Financial Officer of either Borrower, or such other persons, from time to time, holding the offices or positions with each Borrower as designated in any separate borrowing or banking resolutions delivered by such Borrower to Lender and all loans made by Lender to such Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by such Borrower and to have been made pursuant to duly authorized requests therefor.

13.9 Governing Law. This Agreement has been accepted by Lender at and shall be deemed to have been made at Cleveland, Ohio. The loans provided for herein are to be funded and repaid at Cleveland, Ohio and this Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio. As part of the consideration for new value received, each Borrower hereby consents to the jurisdiction of any state or federal court located within the State of Ohio and consents that all such service of process be made by registered or certified mail directed to such Borrower at the address stated in Section 13.10(B) below and service so made shall be deemed to be completed upon actual receipt thereof. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction or venue. Nothing contained herein shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against such Borrower or its property in the courts of any other jurisdiction.

13.10 Notices. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as follows:

(A) If to Lender, at:               Bank One, NA
                                    50 South Main Street, Second Floor
                                    Akron, Ohio 44308
                                    Attn: Rudolf G. Bentlage, Vice President

         With a copy to:            Ulmer & Berne LLP
                                    1300 East Ninth Street, Suite 900
                                    Cleveland, Ohio 44114
                                    Attn: Brian M. O'Neill, Esq.

(B) If to Borrowers, at:            Continental Conveyor & Equipment Company
                                    or Goodman Conveyor Company
                                    438 Industrial Drive
                                    Winfield, Alabama  35594
                                    Attn:  Jimmy L. Dickenson
                                    Vice President/Finance

With copies to:                     Continental Conveyor & Equipment Company
                                    or Goodman Conveyor Company
                                    6140 Parkland Boulevard
                                    Mayfield Heights, Ohio 44124
                                    Attn:  Joseph Mandia, Vice Chairman
and
                                    Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, OH 44114-1304
                                    Attn:  David A. Zagore, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10.

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

13.11 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not a part of the agreement between the parties hereto.



13.12 Effectiveness of Agreement. This Agreement shall be effective only upon Lender's acceptance hereof.


13.13 Release. Borrowers for themselves and their respective affiliates, successors, assigns, shareholders, officers and directors, hereby forever waive, relinquish, discharge and release all defenses and claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against Lender, its successors, assigns, directors, officers, shareholders, agents, employees and attorneys, whether previously or now existing or arising out of or related to any transaction or dealings among the parties, which Borrowers may have or may have made at any time up through and including the date of this Agreement, including, without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments. Nothing contained in this Agreement prevents enforcement of this release.

13.14 Further Assurances. Borrowers shall, at their expense, promptly execute and deliver to Lender such instruments, documents and agreements, and perform or take such acts or actions, as Lender may, from time to time, request in order to further evidence or carry out the terms of this Agreement and the Credit Documents, the assumption by Borrowers of the Indebtedness and/or Obligations of the Original Borrowers arising under the Original Loan Agreement, or otherwise to perfect, maintain, protect and enforce Lender's security interest in and liens upon the Collateral, including, without limitation, executing, delivering and/or filing any acknowledgments, amendments, assignments, assumption instruments, financing or continuation statements or mortgages or other instruments of security, each in forma and substance satisfactory to the Lender.

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

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                              CONTINENTAL CONVEYOR & EQUIPMENT
                              COMPANY ("Borrower")

                              By: _____________________________________________

                              Its: ____________________________________________




                              GOODMAN CONVEYOR COMPANY ("Borrower")

                              By: _____________________________________________

                              Its: ____________________________________________

Accepted at Cleveland, Ohio as of the date first above written.

BANK ONE, NA ("Lender")

By: _______________________________________

Its: _______________________________________


Bank One (Columbus), NA, as successor in interest to Bank One, Cleveland, NA, does hereby confirm and ratify the assignment to Bank One, NA (with its main office in Chicago, Illinois) the prior assignment of all right, title and interest of every kind and nature, in and to the Original Loan Agreement, as amended, Obligations, all Collateral and security interests securing same, and all Mortgage interests and liens securing same.


BANK ONE (Columbus), NA


By:  _______________________________

Its:   _______________________________

                             EXHIBITS AND SCHEDULES

EXHIBIT  A        Form of Borrower's Certificate
                  B        Additional Locations of Collateral
                  C        Form of Amended and Restated Promissory Note
                           (Revolving Loan)
                  D        Form of Amended and Restated Term Note A
                  G-1      Financial Statements
                  G-2       Projections
                  H        List of Items of Fixed Collateral
                  I        Form of Compliance Certificate

SCHEDULES

                  7.1(B)   Schedule of Subsidiaries
                  7.1(C)   Schedule of Material Agreements
                  7.1(D)   Schedule of General Disclosures
                  7.1(F)   Schedule of Patents, Trademarks and Intangibles
                  7.1(M)   Schedule of O.S.H.A. and Environmental Matters
                  8.2(C )Schedule of Permitted Indebtedness
                  8.2(G )Schedule of Permitted Liens



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